Exhibit 4.18

SUPPLEMENTAL AGREEMENT

This supplemental agreement (the “Agreement”) is entered into in Shanghai as of December 28, 2016 by and among the following parties:

(1)	Shanghai Zhongming Supply Chain Management Co., Ltd. (the “WFOE” or “Zhongming”), a wholly foreign-owned enterprise registered in Shanghai, the People’s Republic of China (“China” or “PRC”), under laws of China;

(2)	Shanghai Zhongmin Supply Chain Management Co., Ltd. (“Zhongmin”), a domestic company registered in Shanghai, China under the laws of China; and

(3)	Shanghai Zhongmin Investment and Development Group Co., Ltd. (which was formally known as “Shanghai Zhongmin Investment and Development Co., Ltd.”, the “Shareholder”), an entity registered in Shanghai, China under the laws of China.

(Each of WFOE, Zhongmin and the Shareholder, a “Party”, and collectively the “Parties”)

(A)	WHEREAS, the Shareholder holds 100% equity interests in Zhongmin;

(B)	WHEREAS, the WFOE and Zhongmin entered into a Master Exclusive Service Agreement dated May 13, 2015 (the “Master Exclusive Service Agreement”)

(C)	WHEREAS, the WFOE, Zhongmin and the Shareholder entered into a Business Cooperation Agreement dated May 13, 2015 (the “Business Cooperation Agreement”);

(D)	WHEREAS, the WFOE, Zhongmin and the Shareholder entered into an Exclusive Option Agreement dated May 13, 2015 (the “Exclusive Option Agreement”);

(E)	WHEREAS, the WFOE, Zhongmin and the Shareholder entered into an Equity Interests Pledge Agreement dated May 13, 2015 (the “Equity Interests Pledge Agreement”);

(F)	WHEREAS, the WFOE, Zhongmin and the Shareholder entered into a Proxy Agreement and Power of Attorney dated May 13, 2015 (the “Proxy Agreement and Power of Attorney”, together with Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement and Equity Interests Pledge Agreement, the “Principal Agreements”)

(G)	WHEREAS, the Shareholder changed its name from Shanghai Zhongmin Investment and Development Co., Ltd. to Shanghai Zhongmin Investment and Development Group Co., Ltd on May 14, 2015;

(H)	NOW, THEREFORE, the Parties hereby agree as follows:

1. The Parties hereto acknowledge and confirm that the name of “Shanghai Zhongmin Investment and Development Co., Ltd.” for all section under the Principal Agreements shall be changed as “Shanghai Zhongmin Investment and Development Group Co., Ltd.” and take effect as the date appearing at the head hereof.

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2. Article 4.1.7 of the Exclusive Option Agreement are amended as follows,

Without the prior written consent of the WFOE, they shall not cause Zhongmin to provide any person or company with any loan or credit, or provide any person or company with any guarantee or security in any form, other than in the course of ordinary business.

3. Article 4.2.7 of the Exclusive Option Agreement is amended as follows,

The shareholder shall promptly return or donate any funds received, including but not limited to loans, profit, interest, dividend or proceeds of liquidation received from Zhongmin to the WFOE or any other entity designated by the WFOE to the extent permitted under applicable PRC laws.

4. Article 5.1 of the Master Exclusive Service Agreement is amended as follows,

To ensure that cash flow requirements with regard to the business operations of the Service Receiving Party are met and/or to set off any loss accrued during such operations, the WOFE agrees that it shall, to the extent permissible under PRC law, through itself or its designated person, provide financial support to the Service Receiving Party. The WOFE’s financing support to the Service Receiving Party may take the form of bank entrusted loans or other forms permitted under PRC law.

5. Delete article 15.2 of the Master Exclusive Service Agreement.

In the event that The Stock Exchange of Hong Kong Limited or other supervision and administration institution provides any comments to this Agreement, or upon any changes to the Rules Governing the Listing of Securities on The Stock exchange of Hong Kong Limited or relevant requirements where they relate to this Agreement, the Parties shall amend this Agreement accordingly.

6. Delete article 5.3 of the Business Cooperation Agreement.

In the event that The Slack Exchange of Hong Kong Limited or other supervision and administration institution provides any comments to this Agreement, or upon any changes to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited or relevant requirements where they relate to this Agreement, the Parties shall amend this Agreement accordingly.

7. Delete article 9.3 of the Exclusive Option Agreement.

In the event that The Slack Exchange of Hong Kong Limited or other supervision and administration institution provides any comments to this Agreement, or upon any changes to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited or relevant requirements where they relate to this Agreement, the Parties shall amend this Agreement accordingly.

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8. Delete article 11.3 of the Equity Interests Pledge Agreement.

In the event that The Slack Exchange of Hong Kong Limited or other supervision and administration institution provides any comments to this Agreement, or upon any changes to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited or relevant requirements where they relate to this Agreement, the Parties shall amend this Agreement accordingly.

9. Article 2 of the Proxy Agreement and Power of Attorney is amended as follows,

The Attorney-in-Fact has the right to authorized, at its sole discretion, its affiliated companies, including but not limited its ultimate holding company, to exercise any or all of its rights of the Attorney-in-Fact under this Agreement.

The Attorney-in-Fact has the right to appoint, at its sole discretion, a candidate or candidates to perform any or all of its rights of the Attorney-in-Fact under this Agreement, which could be the Attorney-in-Fact or the directors of the affiliated companies of the Attorney-in-Fact, and to replace such candidate or candidates.

10. Article 12 of the Proxy Agreement and Power of Attorney is amended as follows,

Any modification of this Agreement shall be made in a written form and shall only become effective upon execution by all Parties of this Agreement. Modifications and supplements to this Agreement duly executed by the Parties shall be parts of this Agreement and shall have the same legal effect as this Agreement.

Besides that, the Parties agree that all sections of the Principal Agreements remain unchanged.

[Signature Page Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Shanghai Zhongming Supply Chain Management Co., Ltd.

Authorized Representative:

Signature:/s/Xiaoxia Zhu

Seal: (Seal)

Shanghai Zhongmin Supply Chain Management Co., Ltd.

Authorized Representative:

Signature:/s/Liyuan Cao

Seal: (Seal)

Shanghai Zhongmin Investment and Development Group Co., Ltd.

Authorized Representative:

Signature:/s/Xiaoxia Zhu

Seal: (Seal)

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